Exhibit 99.1
Bronco Drilling Company, Inc. Announces Fourth Quarter and Fiscal Year 2010 Results
OKLAHOMA CITY, March 4, 2011 (BUSINESS WIRE)—Bronco Drilling Company, Inc., (Nasdaq/GS:BRNC), announced today financial and operational results for the three months and twelve months ended December 31, 2010.
Financial Results
Revenues for the fourth quarter of 2010 were $37.3 million compared to $34.8 million for the third quarter of 2010 and $15.9 million for the fourth quarter of 2009. Net loss for the fourth quarter of 2010 was $2.5 million compared to a net loss of $18.8 million for the previous quarter and a net loss of $6.1 million for the fourth quarter of 2009. The Company’s fully diluted earnings per share for the quarter ended December 31, 2010, were a loss of $0.09 based on 27.2 million shares.
Results for the fourth quarter of 2010 were adversely affected by several non-recurring charges. These charges were related to the divestment of certain mechanical drilling rigs and ancillary drilling equipment, a loss related to Bronco MX, final expenses related to discontinued operations and an increase in the value of warrants issued. These items resulted in an after-tax loss of approximately $4.0 million in the fourth quarter or a loss of $0.15 per share. Without these non-recurring charges, fully diluted earnings per share from continuing operations would have been $0.06 for the quarter.
Revenues for the year ended December 31, 2010 were $124.4 million compared to $102.9 million for the year ended 2009. Net loss for 2010 was $50.7 million compared to a net loss of $57.6 million for 2009. The Company generated Adjusted EBITDA of $19.0 million in 2010 compared to Adjusted EBITDA of $10.9 million for the previous year. The Company’s earnings per share for the year ended December 31, 2010, were a loss of $1.87 compared to a loss of $2.16 for 2009.
Operating Results
Revenue days for the quarter increased to 2,152 from 2,060 for the previous quarter and 1,049 for the fourth quarter of 2009. Utilization for the fourth quarter of 2010 was 96% on 24 operating rigs compared to 65% on 34 operating rigs for the previous quarter and 31% on 37 operating rigs for the fourth quarter of 2009. Average daily cash margin for our land drilling fleet for the quarter ended December 31, 2010 was $6,008 compared to $4,960 for the previous quarter and $3,072 for the fourth quarter of 2009.
Revenue days for 2010 increased to 7,450 from 5,699 for the previous year. Utilization for 2010 was 62% on 33 average operating rigs compared to 36% on 44 average operating rigs for 2009. Average daily cash margins for our land drilling fleet for the year ended December 31, 2010 was $4,578 compared to $5,646 for 2009.
“I am very proud of the company’s accomplishments in 2010. We were able to reduce our net debt position from $42.4 million to $0 by year end all while increasing key metrics of revenue days and Adjusted EBITDA by 31% and 74%, respectively, over 2009. We believe the strong operating performance coupled with our healthy balance sheet provides us with a great deal of flexibility as we implement new growth strategies. We have made it a priority as we move forward with our growth plans to maximize the risk reward tradeoff in these projects. We believe this will create significant value for shareholders while maintaining a prudent financial risk profile.” said Frank Harrison, Chairman and CEO of Bronco Drilling Company, Inc.

The Company’s quarterly conference call to discuss the operating results for the periods ended December 31, 2010 is scheduled for March 4, 2011 at 12:00 p.m. (EST) / 11:00 a.m. (CST) / 9:00 a.m. (PST). The dial-in information for participants is 800.901.5217 (Domestic) and 617.786.8964 (International). The Passcode for both numbers is 75220519. Webcast participants should log on 10-15 minutes prior to the scheduled start time at www.broncodrill.com. Replay of the conference call will be available at www.broncodrill.com through March 11, 2011 and at 888-286-8010 (Domestic) and 617-801-6888 (International). The Passcode for both telephone numbers is 77773470.
About Bronco Drilling
Bronco Drilling Company, Inc., a publicly held company headquartered in Edmond, Oklahoma, is a provider of contract land drilling services to oil and natural gas exploration and production companies. Bronco’s common stock is quoted on The Nasdaq Global Select Market under the symbol “BRNC.” For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

Bronco Drilling Company, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share par value)

	December 31,
	2010	2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,854	$9,497
Restricted cash	2,700	—
Receivables
Trade and other, net of allowance for doubtful accounts of $891 and $3,576 in 2010 and 2009, respectively	24,656	15,306
Affiliate receivables, net of allowance of $800 in 2010	1,508	9,620
Unbilled receivables	428	828
Income tax receivable	5,700	3,800
Current deferred income taxes	2,765	1,360
Current maturities of note receivable from affiliate	1,607	2,000
Prepaid expenses	329	666

Total current assets	51,547	43,076
PROPERTY AND EQUIPMENT — AT COST
Drilling rigs and related equipment	315,085	386,514
Transportation, office and other equipment	16,236	18,602

	331,321	405,116
Less accumulated depreciation	105,242	116,455

	226,079	288,661

OTHER ASSETS
Note receivable from affiliate, less current maturities	—	517
Investment in Challenger	38,730	39,714
Investment in Bronco MX	20,632	21,407
Debt issue costs and other	3,362	3,672
Non-current assets held for sale and discontinued operations	1,680	48,535

	64,404	113,845

	$342,030	$445,583

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$7,945	$9,756
Accrued liabilities	7,847	7,952
Current maturities of long-term debt	95	89

Total current liabilities	15,887	17,797

LONG-TERM DEBT, less current maturities and discount	6,730	51,814

WARRANT	4,407	2,829

DEFERRED INCOME TAXES	21,664	32,872

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, 100,000 shares authorized; 27,236 and 26,713 shares issued and outstanding at December 31, 2010 and 2009	277	270
Additional paid-in capital	310,580	307,313
Accumulated other comprehensive income	1,012	538
Retained earnings (Accumulated deficit)	(18,527)	32,150

Total stockholders’ equity	293,342	340,271

	$342,030	$445,583

Bronco Drilling Company, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Years Ended December 31,
	2010	2009	2008
REVENUES
Contract drilling revenues, including 0%, 0%, and 2%
from related parties	$124,399	$102,896	$233,922
EXPENSES
Contract drilling	90,290	70,721	140,935
Depreciation and amortization	28,445	36,180	39,194
General and administrative	17,108	15,782	29,821
Gain on Challenger transactions	—	—	(2,252)
Loss on Bronco MX transaction	1,487	23,705	—
Impairment of goodwill	—	—	21,115
Impairment of drilling rigs and related equipment	7,900	—	—
Loss on sale of drilling rigs and related equipment	23,732	—	—

	168,962	146,388	228,813

Income (loss) from continuing operations	(44,563)	(43,492)	5,109
OTHER INCOME (EXPENSE)
Interest expense	(4,671)	(6,933)	(4,048)
Loss from early extinguishment of debt	—	(2,859)	(155)
Interest income	201	273	1,039
Loss on partial sale of investment in Bronco MX	(1,271)	—	—
Equity in income (loss) of Challenger	(984)	(1,914)	2,186
Equity in income (loss) of Bronco MX	22	(588)	—
Impairment of investment in Challenger	—	(21,247)	(14,442)
Other	204	(383)	(343)
Change in fair value of warrant	(1,578)	1,850	—

	(8,077)	(31,801)	(15,763)

Loss from continuing operations before income tax	(52,640)	(75,293)	(10,654)
Income tax benefit	(18,135)	(27,151)	(5,339)

Loss from continuing operations	(34,505)	(48,142)	(5,315)
Loss from discontinued operations, net of tax	(16,172)	(9,437)	(2,928)

NET LOSS	$(50,677)	$(57,579)	$(8,243)

Loss per common share-Basic
Continuing operations	(1.27)	(1.81)	(0.20)
Discontinued operations	(0.60)	(0.35)	(0.11)

Loss per common share-Basic	$(1.87)	$(2.16)	$(0.31)

Loss per common share-Diluted
Continuing operations	(1.27)	(1.81)	(0.20)
Discontinued operations	(0.60)	(0.35)	(0.11)

Loss per common share-Diluted	$(1.87)	$(2.16)	$(0.31)

Weighted average number of shares outstanding-Basic	27,091	26,651	26,293

Weighted average number of shares outstanding-Diluted	27,091	26,651	26,293

Bronco Drilling Company Inc.
Quarterly Results
Year Ended December 31, 2010
(Amounts in thousands except per share amounts)
(Unaudited)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter (1)	Quarter (2)
2010
Revenues	$22,295	$29,938	$34,837	$37,329
Loss from continuing operations before income tax	(8,626)	(8,907)	(31,796)	(3,311)
Income tax benefit	(2,621)	(2,341)	(12,126)	(1,047)
Loss from continuing operations	(6,005)	(6,566)	(19,670)	(2,264)
Income (loss) from discontinued operations	(1,414)	(15,371)	846	(233)
Net loss	(7,419)	(21,937)	(18,824)	(2,497)

Income (loss) per common share-Basic
Continuing operations	$(0.23)	$(0.24)	$(0.72)	$(0.08)
Discontinued operations	(0.05)	(0.57)	0.03	(0.01)

Loss per common share-Basic	$(0.28)	$(0.81)	$(0.69)	$(0.09)

Income (loss) per common share-Diluted
Continuing operations	$(0.23)	$(0.24)	$(0.72)	$(0.08)
Discontinued operations	(0.05)	(0.57)	0.03	(0.01)

Loss per common share-Diluted	$(0.28)	$(0.81)	$(0.69)	$(0.09)

(1)	Includes $7,761 of impairment of drilling rigs and related equipment and $20,809 of loss on sale of drilling rigs and related equipment.

(2)	Includes $2,923 of loss on sale of drilling rigs and related equipment.
Non-GAAP Financial Measures
This press release includes a presentation of average daily cash margin for our land drilling fleet and Adjusted EBITDA, which are not financial measures recognized under generally accepted accounting principles, or GAAP. Average daily cash margin is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, minus well service revenue, plus well service expense, income tax expense, other expense, general and administrative expense and depreciation, amortization and impairment, and divided by revenue days for the period. Adjusted EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax expense and depreciation, amortization, impairment, book loss on certain assets sales, and other non-cash items. We have presented average daily cash margin, average hourly cash margin and Adjusted EBITDA because we use these metrics as an integral part of our internal reporting to measure our performance and to evaluate the performance of our senior management. We consider these metrics to be important indicators of the operational strength of our business. A limitation of these metrics, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management evaluates the costs of such tangible and intangible assets through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, we believe that average daily cash margin and Adjusted EBITDA provide useful information to our investors regarding our performance and overall results of operations. Neither average daily cash margin nor Adjusted EBITDA is intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, none of these metrics is intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.
The following presents a reconciliation of average daily cash margin and Adjusted EBITDA to net income, the most directly comparable GAAP financial measure (in thousands, except revenue days and average daily cash margin):

	Three Months Ended		Three Months Ended
	December 31,		September 30,
	2010	2009	2010
	(Unaudited)		(Unaudited)
Reconciliation of average daily
cash margin to net loss:
Net loss	$(2,497)	$(6,058)	$(18,824)
Loss (income) from discontinued operations, net of tax	233	2,442	(846)
Income tax benefit	(1,047)	(2,332)	(12,126)
General and administrative	4,176	3,413	3,701
Depreciation and amortization	5,933	7,517	7,163
Other and non-recurring expense	6,132	(1,760)	31,150

Drilling margin	12,930	3,222	10,218

Revenue days	2,152	1,049	2,060

Average daily cash margin	$6,008	$3,072	$4,960

	Year Ended
	December 31,
	2010	2009
	(Unaudited)
Reconciliation of average daily
cash margin to net loss:
Net loss	$(50,677)	$(57,579)
Loss from discontinued operations, net of tax	16,172	9,437
Income tax benefit	(18,135)	(27,151)
General and administrative	17,108	15,782
Depreciation and amortization	28,445	36,180
Other and non-recurring expense	41,196	55,506

Drilling margin	34,109	32,175

Revenue days	7,450	5,699

Average daily cash margin	$4,578	$5,646

	Year Ended
	December 31,
	2010	2009
	(Unaudited)
Calculation of Adjusted EBITDA:
Net loss	(50,677)	(57,579)
Interest expense	4,671	6,933
Income tax benefit	(18,135)	(27,151)
Depreciation and amortization	28,445	36,180
Impairment of investment in Challenger	—	21,247
Impairment of drilling rigs and related equipment	7,900	—
Loss on sale of drilling rigs and related equipment	23,732	—
Loss on partial sale of investment in Bronco MX	1,271	—
Loss on Bronco MX transaction	1,487	23,705
Stock compensation	3,274	3,301
Equity in loss of Challenger	984	1,914
Equity in loss (income) of Bronco MX	(22)	588
Change in fair value of warrant	1,578	(1,850)
Adjustments related to discontinued operations	14,498	3,641

Adjusted EBITDA	19,006	10,929

Cautionary Note Regarding Forward-Looking Statements
The information in this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, comments pertaining to future financial performance, operations, and strategies. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, operating hazards and other factors described in Bronco Drilling Company, Inc’s. Annual Report on Form 10-K filed with the SEC on March 15, 2010 and other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. The Company cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact:	Bob Jarvis
Investor Relations
Bronco Drilling Company
(405) 242-4444 EXT: 102
bjarvis@broncodrill.com